NEWS RELEASE	Exhibit 99.1

HECLA RECEIVES C$40 MILLION INVESTMENT

FROM RESSOURCES QUÉBEC

FOR IMMEDIATE RELEASE

March 5, 2018

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced that Ressources Québec, a wholly owned subsidiary of Investissement Québec, is making a C$40 (US$31.6) million loan investment in Hecla (“the investment”).

The investment will be in the form of a senior unsecured term loan with a coupon rate of 4.68%, to mature at the same time as the outstanding high yield notes, in 37 months.  The proceeds are to be used for development and expansion of the Casa Berardi mine, located in the Abitibi-Témiscamingue region in Quebec.

“Today’s announcement is another example of why Quebec is a leading mining jurisdiction in North America,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “Since we acquired the Casa Berardi mine, we have seen a significant improvement in its operations, including doubling the throughput, increased gold production and reserves, and a 70% reduction in the All Injury Frequency Rate. We have also added about 250 workers to the mine since it was acquired, bringing the total to around 950 currently. We welcome this opportunity to work closer with the Quebec government as we continue to grow and strengthen the operation.”

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in seven world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

ABOUT INVESTISSEMENT QUÉBEC

Investissement Québec’s mission is to foster the growth of investment in Québec, thereby contributing to economic development and job creation in every region. The Corporation offers businesses a full range of financial solutions, including loans, loan guarantees and equity investments, to support them at all stages of their development. It is also responsible for administering tax measures and prospecting for foreign investment.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	1

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding silver production for 2017 on a consolidated basis and at each of the Greens Creek, Lucky Friday and San Sebastian mines, annual gold production for 2017 at Casa Berardi, and fourth quarter 2017 production. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Mike Westerlund

Vice President, Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Isabelle Fontaine

Senior Director, Public and Governmental Affairs

Investissement Québec

T 514-876-9359

Isabelle.fontaine@invest-quebec.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	2